2008 Aggressive Advertising Plans

Comprehensive $14 Million Advertising Spend

- Long Form DR TV (28:30) - started in Q4 '07 & is expanding the spend in late Q1 '08.
- Short Form DR TV (:30) - to be developed to elevate the frequency.
- Radio (:60) - to start in Q2 '08 with a hybrid DR/Retail tagging.
- Print Ads (4/c) – to launch in late Q2 '08 – DR/Retail tagging mix.

Long Form & Short Form DR TV '08 Campaign – Over $12 Million Spend!

- Media Buy - See schedule for details
  - Over $230,000 weekly media buy; National Cable 45%; Regional Cable 14%; Local Broadcast 41%.
  - National Cable stations: HGTV, Oxygen, LifeTime, Discovery, WE, Style, TV Guide, Fit TV, Game show Network, Hallmark, Inspiration, etc.
  - Regional & Local Cable stations: news, sports, day time & prime time

- Infomercial Personalities: George Foreman, Christine Bybee, popular nutritionist and author; and numerous successful testimonials

- DR Successful Sales Model: 60 CPK (calls per thousand $), Closing 35%, $95.00 average ticket!

Radio Campaign – Over $2 Million Dollar Spend!

- Media Buy
  - :60 Radio Spot Endorsed by George Foreman
  - Schedule includes: National, Regional and Local Broadcast.
  - Formats: Talk, AC (Adult Contemporary), News, Country, Oldies, Sports.
  - Reach: Adults 35 – 64